Exhibit 10.28

[FORM OF]

CALIFORNIA RESOURCES CORPORATION

DEFERRED COMPENSATION PLAN

(Effective December 1, 2014)

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9.1	Unsecured General Creditor	19

9.2	Trust Fund	19

9.3	Nonassignability	20

9.4	Release from Liability to Participant	20

9.5	Employment Not Guaranteed	20

9.6	Gender, Singular & Plural	21

9.7	Captions	21

9.8	Validity	21

9.9	Notice	21

9.10	Applicable Law	21

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CALIFORNIA RESOURCES CORPORATION

DEFERRED COMPENSATION PLAN

(Effective [•], 2014)

ARTICLE I
PURPOSE

Occidental Petroleum Corporation, a Delaware corporation (“OPC”), and California Resources Corporation, a Delaware corporation (“CRC”), have entered into that certain Separation and Distribution Agreement (the “Separation Agreement”), dated as of [•], 2014, which generally governs the separation of CRC’s businesses from OPC’s other businesses and provides for, among other things, OPC’s distribution to holders of shares of OPC’s common stock, through a spin-off, approximately [80.1%] of the outstanding shares of CRC’s common stock (the “Spin-Off”).  In connection with the Spin-Off, OPC and CRC have also entered into that certain Employee Matters Agreement dated as of [•], 2014 (the “Employee Matters Agreement”), which requires, among other things, that CRC establish a deferred compensation plan to assume the liabilities under the Occidental Petroleum Corporation Modified Deferred Compensation Plan (the “OPC MDCP”) in respect of certain employees of CRC and its subsidiaries as of immediately prior to the effective time of the Spin-Off who were participants in the OPC MDCP as of such time (the “CRC MDCP Participants”).  In order to satisfy its obligations under the Employee Matters Agreement with respect to such liabilities, CRC establishes this California Resources Corporation Deferred Compensation Plan (the “Plan”) effective as of December 1, 2014 (the “Effective Date”).  The Plan is also intended to provide a tax-deferred opportunity for key management and highly compensated employees of CRC and its Affiliates (as defined below) to accumulate additional retirement income through deferrals of compensation.

As of the Effective Date, the “DCP Deferral Account” (if any) and the “Savings Plan Restoration Account” (if any) of each CRC MDCP Participant under the OPC MDCP is transferred to and assumed by the Plan and shall be credited to such CRC MDCP Participant’s corresponding “DCP Deferral Account” and “Savings Plan Restoration Account,” respectively, maintained under the Plan.

The Plan is intended to satisfy the requirements of Section 409A of the Internal Revenue Code, and any regulations promulgated thereunder, so that the taxation to Participants or Beneficiaries of any compensation deferred under the Plan is deferred.

ARTICLE II
DEFINITIONS

Whenever the following words and phrases are used in the Plan with the first letter capitalized, they shall have the meanings specified below:

Affiliate.  “Affiliate” means (i) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code

Sections 1563(a)(4) and (e)(3)(C), and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in Code Section 1563(a)) of which CRC is a component member, or (ii) any entity (whether or not incorporated) that is under common control with CRC (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in the Treasury Regulations under Code Section 414(c)).

Alternate Payee.  “Alternate Payee” means a former spouse of a Participant who is recognized by a Divorce Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

Amortization Method.  “Amortization Method” means an annual installment method of paying a Participant’s benefits under which the Company will pay the Participant an initial payment in an amount equal to (i) plus (ii) divided by (iii), where (i) is the value of the Participant’s Deferral Accounts as of the end of the month preceding such payment, (ii) is the amount of interest that would accrue during the entire payout period on the unpaid balance credited to the Participant’s Deferral Accounts immediately following such initial payment if the Declared Rate then in effect remained unchanged and (iii) is the number of years over which annual installments are to be paid.  For each Plan Year after the initial benefit payment is made, the annual benefit payment will be determined under the same equation where (i) is the value of the Participant’s Deferral Accounts as of the end of the month preceding the benefit payment, (ii) is the amount of interest that would accrue during the remaining payout period on the unpaid balance credited to the Participant’s Deferral Accounts immediately following such annual payment if the Declared Rate then in effect remained unchanged and (iii) is the number of annual payments remaining.

Base Salary.  “Base Salary” means the base salary earned by a Participant during pay periods beginning in a Plan Year, excluding Bonus, all severance allowances, forms of incentive compensation, Savings Plan or other Company qualified plan contributions or benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments, prior to reduction for any deferrals under the Plan or any other plan of the Company or reductions under the Savings Plan allowed under Code Section 401(k).

Beneficiary.  “Beneficiary” means the person or persons designated as such in accordance with Article VI.

Beneficiary Benefit.  “Beneficiary Benefit” means the payment to a Participant’s Beneficiary of the value of the Participant’s Deferral Accounts pursuant to Section 5.2 on account of the Participant’s death.

Board.  “Board” means the Board of Directors of CRC.

Bonus.  “Bonus” means the bonus earned by a Participant under a regular annual incentive compensation plan (excluding without limitation a special individual or group bonus, a project bonus, and any other special bonus) during a Plan Year prior to reduction for any deferral under the Plan or any other plan of the Company.

Change in Control.  “Change in Control” means (i) for purposes of Sections 8.1 and 8.2(a), any event described in (a), (b), (c) or (d) below, and (ii) for purposes of Section 5.5, any event that constitutes a “change in control event” for purposes of Code Section 409A and Treas. Reg. § 1.409A-3(i)(5) (or any successor provisions) and that is described in subsection (a), (b), (c) or (d) below:

(a)                                 Approval by the stockholders of CRC (or, if no stockholder approval is required, by the Board) of the dissolution or liquidation of CRC, other than in the context of a transaction that does not constitute a Change in Control under subsection (b) below;

(b)                                 Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of CRC’s business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of CRC (a “Business Combination”), unless (i) as a result of the Business Combination, more than 50% of the outstanding voting power of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the Business Combination is, or will be, owned, directly or indirectly, by holders of CRC’s voting securities immediately before the Business Combination; (ii) no “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time (the “Exchange Act”)), excluding the Successor Entity, OPC or any employee benefit plan of OPC or CRC and any trustee or other fiduciary holding securities under an OPC or CRC employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act (an “Excluded Person”; provided, however, that OPC, employee benefit plans of OPC and trustees and fiduciaries holding securities under an OPC employee benefit plan shall cease to be Excluded Persons at such time as OPC distributes the remaining outstanding shares of CRC common stock to the OPC shareholders following the Spin-Off and as contemplated in the Separation Agreement), beneficially owns, directly or indirectly, more than 30% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c)                                  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CRC representing 30% or more of the combined voting power of CRC’s then outstanding voting securities, other than as a result of (i) an acquisition directly from CRC; (ii) an acquisition by CRC; or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by CRC or a Successor Entity; or

(d)                                 During any period not longer than two consecutive years and beginning no earlier than the Effective Date, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by CRC’s stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

Code.  “Code” means the Internal Revenue Code of 1986, as amended.

Committee.  “Committee” means the administrative committee appointed to administer the Plan pursuant to Article III.

Company.  “Company” means CRC, or any successor thereto, and any Affiliates.

Company Management.  “Company Management” means the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President of CRC.

Compensation.  “Compensation” means Base Salary and/or Bonus.

CRC.  “CRC” has the meaning assigned to such term in Article I.

CRC MDCP Participants.  “CRC MDCP Participants” has the meaning assigned to such term in Article I.

DCP Deferral Account.  “DCP Deferral Account” means the account maintained on the books of account of the Company for each Participant pursuant to Article IV to account for amounts deferred under the Prior Plans and the Plan (other than pursuant to Section 4.5).

DCP Deferral Amount.  “DCP Deferral Amount” means an amount of a Participant’s Base Salary and/or Bonus that is deferred under the Plan, including amounts deferred under the Prior Plans and the Plan.

DCP2.  “DCP2” means the Occidental Petroleum Corporation Deferred Compensation Plan 2, effective as of October 12, 2006.

Declared Rate.  “Declared Rate” with respect to any Plan Year means the rate at which interest will be credited on Deferral Accounts for such Plan Year.  The Declared Rate for each Plan Year will be the monthly yield on 5-year Treasury Constant Maturities plus 2%.

Deferral Account(s).  “Deferral Account(s)” means a Participant’s DCP Deferral Account and/or Savings Plan Restoration Account (if any) maintained on the books of account of the Company for each Participant pursuant to Article IV.

Deferral Election Form.  “Deferral Election Form” means a paper or electronic election form provided by the Committee on which an Eligible Employee may elect to defer Base Salary and/or Bonus and may elect to receive an Early Payment Benefit in accordance with Article IV.

Distribution Election Form.  “Distribution Election Form” means a paper or electronic election form provided by the Committee on which a Participant may elect the form of payment of his Retirement Benefits and/or the form of payment of Beneficiary Benefits to his Beneficiary in accordance with Article V.

Divorce Order.  “Divorce Order” means any judgment, decree, or order (including judicial approval of a property settlement agreement) that relates to the settlement of marital property rights between a Participant and his former spouse pursuant to state domestic relations law (including, without limitation and if applicable, community property law), as described in Treas. Reg. § 1.409A-3(j)(4)(ii).

Early Payment Benefit.  “Early Payment Benefit” means the payment to a Participant of part or all of the Participant’s DCP Deferral Account in an Early Payment Year beginning prior to the Participant’s Retirement or other Separation from Service pursuant to Section 5.3.

Early Payment Year.  “Early Payment Year” means any year beginning prior to a Participant’s Retirement or other Separation from Service that a Participant elects pursuant to Section 4.1(c) to have an Early Payment Benefit paid or commenced to be paid.

Early Payment Year Subaccount.  “Early Payment Year Subaccount” means any subaccount of a Participant’s DCP Deferral Account established to separately account for deferred Base Salary and/or Bonus (and interest credited thereto) that is subject to an Early Payment Benefit election.

Effective Date.  “Effective Date” has the meaning assigned to such term in Article I.

Eligible Employee.  “Eligible Employee” means each key management employee or other highly compensated employee of the Company who is selected by Company Management to participate in the Plan.

Emergency Benefit.  “Emergency Benefit” means the payment to a Participant of part or all of his Deferral Accounts in the event that the Participant has an Unforeseeable Emergency pursuant to Section 5.4.

Employee Matters Agreement.  “Employee Matters Agreement” has the meaning assigned to such term in Article I.

ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Fractional Method.  “Fractional Method” means an installment method of paying a Participant’s Retirement Benefit under which the Company will determine the amount of each annual installment by dividing the value of the Participant’s Deferral Accounts as of the end of the month preceding the payment date by the number of annual installments remaining to be paid.

OPC.  “OPC” has the meaning assigned to such term in Article I.

OPC DCP.  “OPC DCP” means the Occidental Petroleum Corporation Deferred Compensation Plan, as amended and restated as of January 1, 2003, under which deferrals ceased as of December 31, 2004.

OPC MDCP.  “OPC MDCP” has the meaning assigned to such term in Article I

Participant.  “Participant” means (i) each CRC MDCP Particpant, (ii) an Eligible Employee who has filed a completed and fully executed Deferral Election Form with the Committee and is participating in the Plan in accordance with the provisions of Article IV, and (iii) any person who has a Deferral Account by reason of his prior status as an Eligible Employee.  Under no circumstances shall “Participant” mean any Alternate Payee.

Plan.  “Plan” has the meaning assigned to such term in Article I.

Plan Year.  “Plan Year” means the calendar year beginning on January 1 and ending on December 31; provided, however, that the first Plan Year shall begin of the Effective Date and end on December 31, 2014.

Prior Plans.  “Prior Plans” means  (a) the OPC MDCP, (b) the OPC DCP, (c) the DCP2, and (d) the 2005 DCP.

Qualified Divorce Order.  “Qualified Divorce Order” means a Divorce Order that (a) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under the Plan; (b) clearly specifies (i) the name and the last known mailing address of the Participant and the name and last known mailing address of the Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to the Alternate Payee, or the manner in which such amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) that it applies to the Plan; and (c) does not (i) require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, (ii) require the Plan to provide increased benefits, or (iii) require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another Divorce Order previously determined to be a Qualified Divorce Order.

Retirement.  “Retirement” means the Participant’s Separation from Service for reasons other than death after the Participant attains age 55.

Retirement Benefit.  “Retirement Benefit” means the payment to a Participant of the value of the Participant’s Deferral Accounts pursuant to Section 5.1 following Retirement.

Savings Plan.  “Savings Plan” means the California Resources Corporation Savings Plan, as amended from time to time.

Savings Plan Restoration Account.  “Savings Plan Restoration Account” means the account maintained on the books of account of the Company to reflect a CRC MDCP Participant’s account balance, if any, transferred to the Plan as of the Effective Date from such Participant’s “Savings Plan Restoration Account” maintained under the OPC MDCP.  The Savings Plan Restoration Account also includes the contributions made by the Company on behalf of a Participant from and after the Effective Date pursuant to Section 4.5, and such amounts may be held in one or more subaccounts of the Savings Plan Restoration Account.

Separation Agreement.  “Separation Agreement” has the meaning assigned to such term in Article I.

Separation from Service.  “Separation from Service” means a Participant’s “separation from service” as defined under Code Section 409A and Treas. Reg. § 1.409A-1(h) (or successor provisions) from the Company.

Specified Employee.  “Specified Employee” means an employee who is a “specified employee” within the meaning of Section 409A and Treas. Reg. § 1.409A-1(i) (or successor provisions) and as determined pursuant to any rules adopted for such purposes by CRC.

Spin-Off.  “Spin-Off” has the meaning assigned to such term in Article I.

Termination Benefit.  “Termination Benefit” means the payment to a Participant of the value of the Participant’s Deferral Accounts pursuant to Section 5.1 on account of the Participant’s Separation from Service other than due to Retirement or death.

2005 DCP.  “2005 DCP” means the Occidental Petroleum Corporation 2005 Deferred Compensation Plan, restated as of January 1, 2005 and as subsequently amended.

Unforeseeable Emergency.  “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE III
ADMINISTRATION OF THE PLAN

A Committee shall be appointed by the Board to administer the Plan and establish, adopt, or revise such rules and regulations as the Committee may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, and, except as otherwise indicated herein, any such interpretations shall be conclusive and binding.  All decisions of the Committee shall be by vote of at least two of the Committee members and shall be final.  The Committee may appoint any agent and delegate to such agent such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.  The Plan is intended to comply with the requirements of Code Section 409A and shall be interpreted and administered accordingly.

Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member’s interest in the Plan as a Participant.

ARTICLE IV
PARTICIPATION

4.1                               Election to Participate.

(a)                                 CRC MDCP Participants.  Notwithstanding any provision in the Plan to the contrary, the participation in the Plan of each CRC MDCP Participant shall be subject to the following:

(i)                                     The CRC MDCP Participant shall become an Eligible Employee and a Participant as of the Effective Date;

(ii)                                  All deferral elections made by the CRC MDCP Participant under the OPC MDCP for calendar year 2014 that were in effect immediately prior to the Effective Date shall remain in effect under the Plan for the Plan Year that begins on the Effective Date;

(iii)                               All time and form of payment elections (including, without limitation, elections with respect to “Early Payment Benefits” under the OPC MDCP) made by the CRC MDCP Participant under the OPC MDCP that were in effect immediately prior to the Effective Date shall continue in effect under the Plan, shall be treated as elections under the Plan, and may be changed only in accordance with the provisions of Sections 5.1(b)(iii) and (iv);

(iv)                              All Beneficiary designations and time and form of payment elections relating to the distribution of benefits to Beneficiaries made by the CRC MDCP Participant under the OPC MDCP that were in effect immediately prior to the Effective Date shall continue in effect under the Plan, shall be treated as elections under the Plan, and may be changed only in accordance with the provisions of Sections 5.2(c); and

(v)                                 Subaccounts shall be maintained under the CRC MDCP Participant’s Deferral Accounts to the extent necessary to reflect the matters described in clauses (ii), (iii) and (iv) above.

(b)                                 Deferral Elections.  Elections under this Section 4.1(b) and under Section 4.1(c) may be made only with respect to Plan Years beginning on or after January 1, 2015.  An Eligible Employee may elect to participate in the Plan and elect to defer annual Base Salary and/or Bonus under the Plan by filing with the Committee a completed and fully executed Deferral Election Form prior to the beginning of the Plan Year during which the Eligible Employee performs the services for which such Base Salary and Bonus are to be earned, or at such other time as the Committee may permit in accordance with the regulations promulgated under Code Section 409A.  Such Deferral Election Forms must be filed in accordance with the instructions set forth in the Deferral Election Forms and will become irrevocable as of the day immediately preceding the Plan Year to which they relate.

An employee who first becomes an Eligible Employee during a Plan Year may make an initial deferral election under the Plan within 30 days after the date the employee becomes an Eligible Employee provided that such Eligible Employee has not previously become eligible to participate in any other account balance plan that is required to be aggregated with the Plan as described in Treas. Reg. § 1.409A-1(c)(2) (or any successor provision).  Any such election shall apply to Base Salary earned for services performed after the 30-day election window described in the previous sentence and to that portion of the Bonus earned during such Plan Year equal to the total amount of the Bonus multiplied by the ratio of the number of days remaining in the Plan Year after the 30-day election window described in the previous sentence ends over the total number of days in the Plan Year.  Any such election shall become irrevocable at the end of the 30-day election window described in the first sentence of this paragraph.

A Deferral Election Form filed for a Plan Year shall be effective for Base Salary and/or Bonus to be earned during that Plan Year only.  For each subsequent Plan Year, an Eligible Employee who wishes to defer Base Salary and/or Bonus must file a new complete and fully executed Deferral Election Form in accordance with the instructions set forth in the Deferral Election Form but in any event prior to January 1 of such Plan Year.

Each Deferral Election Form will designate the DCP Deferral Amounts as a fixed dollar amount or fixed percentage (in increments of 1%) of Base Salary and/or (i) a fixed dollar amount or a fixed percentage of Bonus or (ii) 100% of any Bonus exceeding a specified dollar amount, as elected by the Participant.  Deferrals of Base Salary will normally be deducted ratably during the Plan Year, except as otherwise determined by the Committee to take into account special circumstances; provided that in no event will the Committee’s action alter the total amount of deferrals for the Plan Year.  In its sole discretion, the Committee may also permit amounts that an Eligible Employee has previously elected to defer under other plans or agreements with the Company to be transferred to the Plan and credited to his Deferral Accounts that are maintained hereunder, provided that no change shall be made in the time or form of payment of such transferred amounts except as may be permitted by Code Section 409A.

(A)                               Minimum Deferral.  For each Plan Year, the minimum amount of Base Salary that a Participant may elect to defer is $5,000, if expressed as a dollar amount, or 5% of Base Salary, if expressed as a percentage, and the minimum amount of Bonus that a Participant may elect to defer is any of the following:  (I) $5,000, (II) 5% of Bonus, or (III) 100% of that portion of any Bonus that exceeds a dollar amount specified by the Participant on his Deferral Election Form.

(B)                               Maximum Deferral.  For each Plan Year, the maximum amount of Base Salary that a Participant may elect to defer is 75% of Base Salary, and the maximum amount of Bonus that a Participant may elect to defer is 90% of Bonus.  Notwithstanding the foregoing, for each Plan Year, the maximum total amount of Compensation that a Participant may elect to defer is $75,000 and such limit shall apply to amounts of Base Salary and Bonus earned in any one Plan Year.  For example, in Plan Year 2015, the $75,000 limit shall first apply to deferrals of Base Salary that would have otherwise been paid in 2015 and then to deferrals of Bonus that are earned in 2015 and would otherwise be payable in 2016.

(C)                               Deferral Account Balance.  Notwithstanding anything herein to the contrary, if as of December 31 of any Plan Year, a Participant’s total Deferral Account balance is $1,000,000 or more, then the Participant may not defer any compensation earned in the following Plan Year and any election to do so shall be considered void.  If as of December 31 of any Plan Year, a Participant’s total Deferral

Account balance is less than $1,000,000, then the Participant may defer compensation earned in the following Plan Year in accordance with this Article IV.

(c)                                  Early Payment Benefit Election.  On the Deferral Election Form filed pursuant to Section 4.1(b), an Eligible Employee may irrevocably elect to receive all or a portion of the Base Salary and/or Bonus deferred pursuant to that election in a lump sum payment or in annual installments over two (2) to five (5) years commencing prior to Separation from Service in an Early Payment Year.  If a Participant fails to designate the form of distribution for an Early Payment Benefit, the distribution shall be in the form of a lump sum.  The Early Payment Year elected must be a year that begins at least two (2) years after the end of each Plan Year to which the election applies.  An Early Payment Benefit election filed for the Plan Year shall be effective for the deferred Base Salary and/or Bonus earned during that Plan Year.  A Participant may make an election for an Early Payment Benefit with respect to deferred Base Salary and/or Bonus earned in any future Plan Year by filing a new Deferral Election Form with the Committee prior to January 1 of such Plan Year.  A Participant may not, however, change the form of benefit or time of commencement of an Early Payment Benefit with respect to Base Salary and/or Bonus deferred pursuant to a Deferral Election Form after that Deferral Election is filed pursuant to Section 4.1(b).

A Participant may not at any time have Early Payment Benefits scheduled for more than two Early Payment Years.  However, after an Early Payment Year has occurred and all payments with respect to the corresponding Early Payment Year election have been completed, a Participant may elect a new Early Payment Year for future deferrals of Base Salary and/or Bonuses.  For purposes of applying the limitations described in this paragraph, elections with respect to “Early Payment Benefits” under the OPC MDCP made by a CRC MDCP Participant shall be counted.

4.2                               DCP Deferral Accounts.  The Committee shall establish and maintain a separate DCP Deferral Account for each Participant.  A DCP Deferral Amount shall be credited by the Company to the Participant’s DCP Deferral Account, subject to the Committee’s authority in Section 4.1(b), as of the date that the Participant’s Base Salary and/or Bonus would otherwise have been paid.  Such DCP Deferral Account shall be debited by the amount of any payments made by the Company to the Participant or the Participant’s Beneficiary therefrom as of the date of payment.  The Committee shall establish an Early Payment Year Subaccount within a Participant’s DCP Deferral Account for each Early Payment Year elected by that Participant.  Any such Early Payment Year Subaccount shall be debited by the amount of any Early Payment Benefit paid by the Company to the Participant pursuant to Section 5.3 as of the date of payment.

4.3                               Interest.  Each Deferral Account of a Participant shall be deemed to bear interest on the monthly balance of such Deferral Account at the Declared Rate, compounded monthly.  Interest will be credited to each Deferral Account on a monthly basis on the last day of each month as long as any amount remains credited to such Deferral Account.  Amounts of deferred Compensation that are credited to a DCP Deferral Account prior to the end of a calendar month shall accrue interest from the date of crediting, computed from date of crediting to the end of the month.

4.4                               Valuation of Deferral Accounts.  The value of a Deferral Account as of any date shall equal the amounts previously credited to such Deferral Account less any payments debited to such Deferral Account plus the interest deemed to be earned on such Deferral Account in accordance with Section 4.3 through the end of the preceding month.

4.5                               Savings Plan Restoration Contribution.

(a)                                 General Rule.  For each Plan Year, the Company shall credit to the Savings Plan Restoration Account of each Participant an amount equal to the amount by which the matching employer contribution and other non-elective employer contribution that would otherwise have been made by the Company on behalf of the Participant to the Savings Plan for such Plan Year is reduced by reason of the reduction in the Participant’s Compensation (as defined in the Savings Plan) for such Plan Year because of deferrals under this Plan (which amount shall be determined in accordance with the remaining paragraphs of this Section 4.5(a)).  Such amount shall be credited to the Savings Plan Restoration Account of each Participant for each Plan Year at the same time as the Company matching employer contribution and other non-elective employer contribution for such Plan Year is made to the Savings Plan.

The amount to be allocated relating to the Plan Year with respect to a Participant’s matching employer contribution under the Savings Plan shall equal seven percent (7%) multiplied by the amount of Compensation the Participant has deferred under this Plan for the Plan Year.

The amount to be allocated relating to the Plan Year with respect to a Participant’s other nonelective employer contribution under the Savings Plan shall equal twelve percent (12%) multiplied by the amount of Compensation the Participant has deferred under this Plan for the Plan Year.

(b)                                 Vesting.  A Participant’s interest in any credit to his Savings Plan Restoration Account relating to matching employer contributions pursuant to Section 4.5(a) and earnings thereon shall be immediately vested.

A Participant’s interest in any credit to his Savings Plan Restoration Account relating to other nonelective employer contributions pursuant to Section 4.5(a) and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Savings Plan.

Notwithstanding anything contained herein to the contrary, if, upon a Participant’s Separation from Service, the Participant has not or does not become 100% vested in his Savings Plan Restoration Account, the unvested portion of his Savings Plan Restoration Account shall be forfeited prior to the determination of the amount of any benefits under Article V.

4.6                               Vesting of Deferral Accounts.  Except as provided in Section 4.5(b), each Participant shall be 100% vested in his Deferral Accounts at all times.

4.7                               Statement of Deferral Accounts.  The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable, setting forth the Participant’s Deferral Account(s).

ARTICLE V
BENEFITS

5.1                               Separation from Service for a Reason other than Death.

(a)                                 Form and Time of Benefit.  Except as otherwise provided in this Section 5.1 and Section 5.3, upon a Participant’s Separation from Service for a reason other than death (including Retirement), the Company shall pay to the Participant in a single lump sum within the first 90 days of the calendar year following the year of the Participant’s Separation from Service an amount equal to the value of the Participant’s Deferral Accounts as of the end of the month preceding payment.  Any Retirement Benefit paid in annual installments pursuant to Section 5.1(b) shall be paid within the first 90 days of each calendar year, beginning with the year following the Participant’s Retirement, and shall be determined based on the value of the Participant’s Deferral Accounts as of the last day of the month preceding payment.  Notwithstanding anything herein to the contrary, in the event that a Participant who is a Specified Employee is entitled to a distribution from the Plan upon or by virtue of such Participant’s Separation from Service for a reason other than death, the lump sum payment or the first annual installment payment, as the case may be, shall be paid in the month next following the date that is six (6) months after the date of the Participant’s Separation from Service, if later than the time provided above.  Any additional installment payments shall be paid within the first 90 days of each subsequent calendar year.

(b)                                 Retirement.  (i) On a Distribution Election Form filed simultaneously with and in the same manner as the first Deferral Election Form that a Participant is required to file in accordance with the requirements set forth in Section 4.1(b) hereof, a Participant (A) may elect to have the Retirement Benefit, but which will not include any amounts attributable to an Early Payment Year Subaccount if Separation from Service occurs after the beginning of the relevant Early Payment Year, paid to him in a lump sum or annual payments for any other number of years between two (2) and twenty (20) years, and (B) may elect to have the amount of each annual installment determined under either the Amortization Method or the Fractional Method.  If a Participant fails to elect either the Amortization Method or the Fractional Method, such Participant shall be deemed to have elected the Fractional Method.  Notwithstanding the foregoing, the preceding provisions of this Section 5.1(b) shall not apply to a CRC MDCP Participant and, in accordance with Section 4.1(a)(iii), such a Participant’s elections under the OPC MDCP that were in effect immediately prior to the Effective Date shall continue in effect under the Plan, shall be treated as elections under the Plan, and may only be changed in accordance with the provisions of Section 5.1(b)(iii) and (iv).

(ii)                                  Notwithstanding anything herein to the contrary, an election to receive distribution in a series of annual installments shall be treated as a single payment for purposes of Code Section 409A.

(iii)                               Subject to Section 5.1(b)(iv), a Participant may change his election as to the form of Retirement distribution under the Plan subject to the following conditions:  (A) the election shall not be effective until twelve (12) months after the election is filed with the Committee; (B) the election must defer the lump sum payment or the initial amount of an installment payment for a period of at least five (5) years from the date that the lump sum payment or initial amount of the installment payment, as the case may be, was otherwise payable; and (C) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change as to the form of distribution were ever made.

(iv)                              A Participant may only make two changes pursuant to Section 5.1(b)(iii).  Each such change must satisfy all of the requirements of Section 5.1(b)(iii).  No further changes may be made following a Participant’s Separation from Service.

(c)                                  Separation Prior to Retirement.  If a Participant’s Separation from Service is for any reason other than Retirement or death, then the Participant shall receive a Termination Benefit in a lump sum as provided in Section 5.1(a).

5.2                               Beneficiary Benefits.

(a)                                 If a Participant’s Separation from Service is due to death, the Company will pay to the Participant’s Beneficiary in a single lump sum a Beneficiary Benefit that is an amount equal to the value of the Participant’s Deferral Accounts (other than his or her Early Payment Year Subaccount attributable to an Early Payment Year beginning before the date of the Participant’s death (if any)).

(b)                                 Notwithstanding the foregoing, if a Participant’s Separation from Service is due to death after attaining age 55, payment to his Beneficiary (other than payment of his or her Early Payment Year Subaccount attributable to an Early Payment Year beginning before the date of the Participant’s death (if any)) shall be made in the same form as payment of the Participant’s Retirement Benefit would have been made to the Participant if he were living.

(c)                                  Notwithstanding the foregoing, a Participant may elect, on a Beneficiary Distribution Election Form filed simultaneously with and in the same manner as the first Deferral Election Form that the Participant is required to file in accordance with the requirements set forth in Section 4.1(b) hereof, that, if his Separation from Service is due to death prior to attaining age 55, payment to his Beneficiary (other than amounts in his or her Early Payment Year Subaccount attributable to an Early Payment Year beginning before the date of the Participant’s death (if any)) shall be made in any form and calculated in any other manner described in Section 5.1(b) (which may be different than the form of payment elected by the Participant for his Retirement Benefit).  The provisions of the preceding sentence shall not apply to a CRC MDCP Participant and, in accordance with Section 4.1(a)(iv), such a Participant’s elections under the OPC MDCP that relate to the distribution of benefits to Beneficiaries and that were in effect immediately prior to the Effective Date shall continue in effect under the Plan, shall be treated as elections under the Plan, and may only be changed in accordance with the remaining provisions of this Section 5.2(c).  A Participant may change his election as to the form of payment to his Beneficiary subject to the following conditions:  (1) the election shall not be effective until twelve (12) months after the election is filed with the Committee and (2) the election must be made at least twelve (12) months prior to the beginning of the calendar year in which the lump sum payment or initial amount of the installment payment, as the case may be, would have been payable if no change as to the form of distribution were ever made.  Each such change must satisfy all of the requirements of this Section 5.2(c).

(d)                                 If a Participant dies after Separation from Service but before commencement or completion of his benefits under the Plan, payment to his Beneficiary shall be made in the same amount, at the same time and in the same form as payment would have been made to the Participant under the Plan if he were living.  If installment payments to the Participant have already commenced, then the remaining installments (if any) shall be paid to his Beneficiary in the same amounts and at the same times as such remaining installments would have been paid to the Participant if he were living.

(e)                                  The payment or payments to a Beneficiary of a deceased Participant under Section 5.2(a), (b) or (c) shall be made or commence during the first 90 days of the calendar year following the year in which the Participant’s death occurred, with any subsequent installments paid within the first 90 days of each subsequent calendar year, and the amount of such payment shall be equal to, or determined based on, the value of the Participant’s Deferral Accounts as of the end of the month preceding payment.

(f)                                   In the event that the Beneficiary of a deceased Participant dies prior to the completion of payments under the Plan to that Beneficiary, then the remaining payments shall be paid to that Beneficiary’s estate in the same amounts and at the same times as such payments would have been paid to the Beneficiary if he were living.

5.3                               Early Payment.  Payment of the amounts credited to any Early Payment Year Subaccount of a Participant shall be paid or commence to be paid within the first 90 days of the year elected as the Early Payment Year in accordance with the Participant’s election under Section 4.1(c) (or, if applicable, under the Prior Plans), with any subsequent annual payments paid in the first 90 days of each applicable year.  The amount of each annual installment will be determined under the Fractional Method unless the Participant otherwise irrevocably elects the Amortization Method at the time of making the Early Payment Benefit election.

Notwithstanding the foregoing, if a Participant has a Separation from Service for any reason prior to the Early Payment Year elected by the Participant, the election made by the Participant to receive the Early Payment Benefit shall terminate and the amount credited to the Participant’s Early Payment Year Subaccount shall be paid, together with the other amounts credited to the Participant’s Deferral Account, as set forth in Section 5.1 or 5.2, as the case may be.  If the Participant has a Separation from Service for any reason after the start of the Early Payment Year but before the commencement or completion of the Early Payment Benefit, the benefit or remaining benefit attributable to the relevant Early Payment Year Subaccount shall be paid to the Participant (or his Beneficiary) in accordance with the Participant’s Early Payment Benefit election without regard to the Participant’s Separation from Service (i.e., once the Early Payment Year is reached, the Participant’s subsequent Separation from Service for any reason shall not affect the payment of the relevant Early Payment Year Subaccount).

5.4                               Emergency Benefit.  In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an Emergency Benefit that does not exceed the amount reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship and the additional compensation available to the Participant upon the termination of the Participant’s current deferral elections under the Plan, as described in the following paragraph of this Section 5.4.

Whenever a Participant receives a distribution under this Section 5.4, the Participant will be deemed to have revoked all current deferral elections under the Plan effective as of the date of the distribution.  The Participant will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing to make new deferrals under the Plan for a minimum period of one (1) year (or such lesser period as the Committee may permit) following receipt of the distribution.  Such new election shall comply with the provisions of Section 4.1(b).

5.5                               Effect of Change in Control.  In the event of a Change in Control, the Board may, in its sole discretion, within the 30 days preceding such Change in Control, irrevocably take action to terminate and liquidate the Plan, provided that the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix)(B) (or any successor provision) are satisfied.

5.6                               Small Benefit.  Notwithstanding any election by a Participant to receive payment of any account maintained for the Participant under the Plan in an installment payment form, if the value of such account is less than $50,000 at the time payment in such form is scheduled to commence under Section 5.1 or 5.2, the account shall be paid to the Participant in a single lump sum on the scheduled commencement date.  This provision shall not apply to any Early Payment Year Subaccount that is being paid pursuant to an Early Payment Benefit election.

5.7                               Tax Withholding and Reporting.

(a)                                 To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the taxes required to be withheld by Federal, state and local law.

(b)                                 The Company shall have the right at its option to (i) require a Participant to pay or provide for payment of the amount of any taxes that the Company may be required to withhold with respect to interest or other amounts that the Company credits to a Participant’s Deferral Accounts or (ii) deduct from any amount of salary, bonus or other payment otherwise payable in cash to the Participant the amount of any taxes that the Company may be required to withhold with respect to interest or other amounts that the Company credits to a Participant’s Deferral Accounts.  In addition, as permitted by Treas. Reg. § 1.409A-3(j)(4)(vi) (or any successor provision), payments may be made under the Plan to pay any Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101 and 3121(v)(2) on the Participant’s Deferral Accounts, and to pay any income tax imposed under Code Section 3401 (i.e.,  wage withholding) or the corresponding withholding provisions of applicable state or local law as a result of payment of the FICA amount, as well as to pay the additional income tax attributable to the pyramiding wages and taxes.  The total payment may not exceed the aggregate FICA tax amount and the income tax withholding related to such FICA tax amount.

5.8                               Reemployment.

(a)                                 If, after a Participant’s Separation from Service, such Participant is reemployed by the Company prior to the payment of his benefits in a cash lump sum payment or while he is receiving benefits in the form of annual installment payments, the payment of the lump sum amount or the future installments, as the case may be, shall be made as scheduled without regard to the Participant’s reemployment.

(b)                                 A reemployed Participant may elect to again participate in the Plan and to defer additional Base Salary and/or Bonus as provided in Section 4.1, in which case a new Deferral Account shall be established for such Participant to which allocations relating to the period following the Participant’s re-employment shall be credited.  The Participant also shall be permitted to file a new Distribution Election Form, simultaneously with and in the same manner as the first Deferral Election Form that the Participant files upon his reemployment, governing the payment of his new Retirement Benefit in accordance with Section 5.1(b) and payment to his Beneficiary in accordance with Section 5.2(c).

5.9                               Qualified Divorce Orders.  Subject to the policies and procedures established by the Committee under Section 9.3(b) hereof and the provisions of the Plan, benefits may be paid from the balance of a Participant’s Deferral Account(s) in accordance with a Qualified Divorce Order.

ARTICLE VI
BENEFICIARY DESIGNATION

Each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payments under the Plan shall be made in the event of the Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan.  Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a paper form prescribed by the Committee.

The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, any benefits remaining unpaid shall be paid in accordance with the Participant’s Beneficiary designation under the Savings Plan, and if there is no such valid Beneficiary designation, to the Participant’s then surviving spouse, or if none, to the Participant’s estate, unless directed otherwise by the court that has jurisdiction over the assets belonging to the Participant’s probate estate.

ARTICLE VII
CLAIMS PROCEDURE

7.1                               Applications for Benefits.  All applications for benefits under the Plan shall be submitted to California Resources Corporation, Attention:  Deferred Compensation Plan Committee, at the address of CRC’s principal office.  Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant, or in the case of a Beneficiary Benefit, by the Beneficiary or legal representative of the deceased Participant.

7.2                               Claims Procedure.

(a)                                 Within a reasonable period of time, but not later than 90 days after receipt of a claim for benefits, the Committee or its delegate shall notify the claimant of any adverse benefit determination on the claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension period exceed 90 days from the end of the initial 90-day period.  If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 90-day period.  The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim.

(b)                                 In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse benefit determination; (ii) reference to the specific Plan provisions on which the adverse benefit determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and (iv) a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4.

(c)                                  Within 60 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination.  On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits.  The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The Committee’s (or delegate’s) review shall take into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered in the initial adverse benefit determination.

(d)                                 Within a reasonable period of time, but not later than 60 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for processing the claim.  In no event may the extension period exceed 60 days from the end of the initial 60-day period.  If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 60-day period.  The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review.  In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse final benefit determination; (ii) reference to the specific Plan provisions on which the adverse final benefit determination is based; (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4.

7.3                               Section 409A Compliance.  Any claim for benefits under this Article must be made by the claimant no later than the time prescribed by Treas. Reg. § 1.409A-3(g) (or any successor provision).  If a claimant’s claim or appeal is approved, any resulting payment of benefits will be made no later than the time prescribed for payment of benefits by Treas. Reg. § .409A-3(g) (or any successor provision).

7.4                               Limitations on Actions.  No legal action may be commenced prior to the completion of the benefit claims procedure described herein.  In addition, no legal action may be commenced after the later of (a) 180 days after receiving the written response of the Committee to an appeal, or (b) 365 days after an applicant’s original application for benefits.

ARTICLE VIII
AMENDMENT AND TERMINATION OF PLAN

8.1                               Amendment.  The Board may amend the Plan in whole or in part at any time for any reason, including but not limited to, tax, accounting or other changes, which may result in termination of the Plan for future deferrals.  The Compensation Committee of the Board may amend the Plan to (a) ensure that the Plan complies with the requirements of Code Section 409A for deferral of taxation on compensation deferred hereunder until the time of distribution and (b) add provisions for changes to deferral elections and elections as to time and manner of distributions and other changes that comply with the requirements of Code Section 409A for the deferral of taxation on deferred compensation until the time of distribution.  The Committee appointed pursuant to Article III, in its discretion, may amend the Plan if the Committee determines that such amendment does not significantly increase or decrease Plan benefits or costs.  Notwithstanding the foregoing, except for any amendment required to preserve the deferral of taxation of amounts deferred under the Plan, no amendment shall reduce the amounts that have been credited to the Deferral Account(s) of any Participant prior to the date such amendment is adopted.  Any amendment that would either change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of Section 8.2 shall not be effective prior to the date that is two years after the date such amendment is adopted, unless the amendment is required by a change in the tax or other applicable laws or accounting rules, or the amendment is required in order to preclude any amounts deferred under the Plan from being included in the income of Participants prior to a date of distribution as specified under the Plan.

Notwithstanding the foregoing, following a Change in Control, no amendment shall (x) reduce the amounts that have been credited to the Deferral Account(s) of any Participant prior to the date such amendment is adopted; or (y) change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of Section 8.2.

8.2                               Termination.

(a)                                 Company’s Right to Terminate.  The Board may terminate the Plan at any time, if in the Board’s judgment, the continuance of the Plan would not be in the Company’s best interest due to tax, accounting or other effects thereof, or potential payouts thereunder, or other reasons, provided that any termination of the Plan shall not be effective prior to the date that is two years after the date the Board adopts a resolution to terminate the Plan, unless (i) the termination of the Plan is required by a change in the tax or other applicable laws or accounting rules, or (ii) the Participants have become subject to tax on the amounts deferred under the Plan.  Notwithstanding the foregoing, following a Change in Control, the Plan may not be terminated prior to the date that is three years after the date the Change in Control occurs, or, if earlier, the date on which amounts deferred under the Plan have become taxable to Participants.  In the event the Board adopts a resolution terminating the Plan, the Board or the Committee shall determine the date as of which deferral elections shall cease to have effect in accordance with the requirements of Code Section 409A.

(b)                                 Payments Upon Termination.  Distributions to the Participants or their Beneficiaries shall be made on the dates on which the Participants or their Beneficiaries would receive benefits hereunder without regard to the termination of the Plan, except that payments may, in the discretion of the Board, be accelerated if:

(A)                               The Plan is terminated and liquidated pursuant to Section 5.5 of the Plan;

(B)                               Accelerated payment is otherwise permitted by Treas. Reg. § 1.409A-3(j)(4)(ix) (or any successor provision) or other guidance issued by the Secretary of the Treasury, or

(C)                               The Plan is terminated because Participants have become subject to tax on their deferrals due to the Plan’s failure to satisfy the requirements of Code Section 409A.  Payment to a Participant may not exceed the amount required to be included in income as a result of such failure.

ARTICLE IX
MISCELLANEOUS

9.1                               Unsecured General Creditor.  The rights of a Participant, Beneficiary, or their heirs, successors, and assigns, as relates to any Company promises hereunder, shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.

9.2                               Trust Fund.  The Company shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, the Company may establish one or more trusts, with such trustees as the Board or Committee may approve, for the purpose of providing for the payment of such benefits.  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors.  To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.  No assets shall be transferred to a trust if such transfer would result in the taxation of benefits prior to distribution under Code Section 409A(b).

9.3                               Nonassignability.

(a)                                 Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(b)                                 Notwithstanding subsection (a), the right to benefits payable with respect to a Participant pursuant to a Qualified Divorce Order may be created, assigned, or recognized.  The Committee shall establish appropriate policies and procedures to determine whether a Divorce Order presented to the Committee constitutes a Qualified Divorce Order under the Plan, and to administer distributions pursuant to the terms of Qualified Divorce Orders.  In the event that a Qualified Divorce Order exists with respect to benefits payable under the Plan, such benefits otherwise payable to the Participant specified in the Qualified Divorce Order shall be payable to the Alternate Payee specified in such Qualified Divorce Order.

9.4                               Release from Liability to Participant.  A Participant’s right to receive benefits under the Plan shall be reduced to the extent that any portion of a Participant’s Deferral Account(s) has been paid or set side for payment to an Alternate Payee pursuant to a Qualified Divorce Order.  The Participant shall be deemed to have released the Company and the Plan from any claim with respect to such amounts in any case in which (a) the Company, the Plan, or any Plan representative has been served with legal process or otherwise joined in a proceeding relating to such amounts, and (b) the Participant fails to obtain an order of the court in the proceeding relieving the Company and the Plan from the obligation to comply with the judgment, decree or order.

9.5                               Employment Not Guaranteed.  Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company.  Accordingly, subject to the terms of any written employment agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever, with or without cause.

9.6                               Gender, Singular & Plural.  All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine as the identity of the person or persons may require.  As the context may require, the singular may be read as the plural and the plural as the singular.

9.7                               Captions.  The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.8                               Validity.  In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

9.9                               Notice.  Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company.  Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

9.10                        Applicable Law.  The Plan shall be governed by and construed in accordance with Code Section 409A, and any regulations promulgated thereunder, and in accordance with the laws of the State of California to the extent such laws are not preempted by ERISA.

IN WITNESS WHEREOF, CRC has executed this document this            day of                     , 2014.

CALIFORNIA RESOURCES CORPORATION

By:

Name:

Title: